EXHIBIT 24

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that the undersigned Director and/or Officer of WHITMAN CORPORATION, a Delaware corporation (the "Company"), which is about to file with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-8 for the registration of 750,000 shares of the Company's Common Stock pursuant to the Whitman Corporation Master Retirement Savings Plan, hereby constitutes and appoints THOMAS L. BINDLEY, WILLIAM B. MOORE and FRANK T. WESTOVER, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign such Registration Statement and any and all amendments thereto (including post-effective amendments), and to file such Registration Statement and amendments, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal on the date indicated.

                             Date                                 Date

/s/ Bruce S. Chelberg       8/25/94   /s/ Pierre S. du Pont IV   8/25/94
Bruce S. Chelberg                     Pierre S. du Pont IV


/s/ Thomas L. Bindley       8/25/94   /s/ Archie R. Dykes        8/25/94
Thomas L. Bindley                     Archie R. Dykes


/s/ Frank T. Westover       8/26/94   /s/ Helen Galland          8/26/94
Frank T. Westover                     Helen Galland


/s/ Richard G. Cline        8/27/94   /s/ Donald P. Jacobs       8/26/94

Richard G. Cline                      Donald P. Jacobs


/s/ James W. Cozad          8/25/94   /s/ Harry A. Merlo         8/26/94

James W. Cozad                        Harry A. Merlo